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                                                                   EXHIBIT 10.12


               Description of Compensation Arrangement with Gary K. Ford

o Employment is at will and may be terminated at any time, with or without formal cause.

o    Annual base salary: $220,666.

o Maximum bonus under the Diamond of California Management Performance Incentive Program: 70% of annual base salary.